Exhibit (g)(1)(xxii)

AMENDMENT NO. 21

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 21, dated as of April 30, 2012 (“Amendment No. 21”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the All Asset Moderate Growth-Alt 15 Portfolio, All Asset Aggressive-Alt 25 Portfolio, AXA Aggressive Strategy Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/High Yield Bond Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/PIMCO Real Return Portfolio and EQ/Real Estate PLUS Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes. Effective April 30, 2012 the name of All Asset Allocation Portfolio will change to All Asset Growth-Alt 20 Portfolio. Effective October 2011, the names of ATM Core Bond Portfolio and ATM Government Bond Portfolio were changed to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond Portfolio, respectively.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 21 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Walsh	By:	/s/ John K. Breitweg
Name:	Brian Walsh	Name:	John K. Breitweg
Title:	Chief Financial Officer and Treasurer	Title:	Managing Director

SCHEDULE C

AMENDMENT NO. 21

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Growth – Alt 20 Portfolio (formerly, All Asset	EQ/Franklin Templeton Allocation Portfolio
Allocation Portfolio)	EQ/GAMCO Mergers and Acquisitions Portfolio
All Asset Moderate Growth – Alt 15 Portfolio	EQ/GAMCO Small Company Value Portfolio
All Asset Aggressive – Alt 25 Portfolio	EQ/Global Bond PLUS Portfolio
ATM International Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM Large Cap Portfolio	EQ/High Yield Bond Portfolio
ATM Mid Cap Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM Small Cap Portfolio	EQ/International Core PLUS Portfolio
AXA Aggressive Strategy Portfolio	EQ/International ETF Portfolio
AXA Balanced Strategy Portfolio	EQ/International Equity Index Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/International Small Cap PLUS Portfolio
AXA Conservative Strategy Portfolio	EQ/International Value PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 400 Portfolio	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager International Portfolio	EQ/Large Cap Value PLUS Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio	EQ/MFS International Growth Portfolio
(formerly, ATM Core Bond Portfolio)	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Short-Term Government	EQ/Mid Cap Value PLUS Portfolio
Bond Portfolio (formerly, ATM Government	EQ/Money Market Portfolio
Bond Portfolio)	EQ/Montag & Caldwell Growth Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies	EQ/Morgan Stanley Mid Cap Growth Portfolio
Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/AllianceBernstein Small Cap Growth	EQ/Natural Resources PLUS Portfolio
Portfolio	EQ/Oppenheimer Global Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/PIMCO Real Return Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Boston Advisors Equity Income Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Real Estate PLUS Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Small Company Index Portfolio
EQ/Common Stock Index Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Core Bond Index	EQ/Templeton Global Equity Portfolio
EQ/Davis New York Venture Portfolio	EQ/UBS Growth and Income Portfolio
EQ/Emerging Markets Equity PLUS Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Equity 500 Index Portfolio	EQ/Wells Fargo Omega Growth Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/Franklin Core Balanced Portfolio